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                                                                     Exhibit 5.1

[Kirkland & Ellis Letterhead]

                                 October 11, 2000

Radio One, Inc.
5900 Princess Garden Parkway
8th Floor
Lanham, Maryland 20706

      Re: Radio One, Inc.,
        Registration Statement on Form S-3

Dear Ladies and Gentlemen:

   We are acting as counsel to Radio One, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") pertaining to the registration by the Company of: (i) 310,000 shares of the Company's 6 1/2% Convertible Preferred Securities Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)SM ("HIGH TIDES") and (ii) shares of class D common stock of the Company, par value $.001 per share, initially issuable upon conversion of the HIGH TIDES (the "Conversion Shares"). The HIGH TIDES and the Conversion Shares shall hereinafter be referred to collectively as the "Shares."

   We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the Certificate of Designations of the Company setting forth the rights and preferences of the HIGH TIDES (the "Certificate of Designations"), and (iii) certain resolutions adopted by the Board of Directors of the Company. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

   Based upon the foregoing and having regard to legal considerations that we deem relevant, and subject to the comments and qualifications set forth below, it is our opinion that (i) the Shares have been duly authorized, (ii) the HIGH TIDES, when issued by the Company, were duly and validly issued, fully paid and non-assessable, and (iii) the Conversion Shares have been duly reserved for issuance upon conversion of the HIGH TIDES, and when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

   For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (v) the authority of such persons signing all documents on behalf of the parties thereto and (vi) the due authorization, execution and delivery of all documents by the parties thereto.
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Radio One, Inc.
October 11, 2000
Page 2

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

   We do not find it necessary for purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the offering and sale of the Shares. This opinion shall be limited to the laws of the State of Delaware. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Very truly yours,

                                          /s/ KIRKLAND & ELLIS

                                          KIRKLAND & ELLIS